EXHIBIT 99.1

For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Reports Results of Operations
For Second Quarter, First Six Months of 2009

Natchez, MS (August 6, 2009)—Callon Petroleum Company (NYSE: CPE) today reported results of operations for both the three and the six-month periods ended June 30, 2009.

Second Quarter and Six Months 2009 Net Income.  For the quarter ended June 30, 2009, the company reported a net loss of $0.9 million, or $0.04 per share, after a non-recurring charge of $2.2 million associated with staffing reductions and employee retirements, which reduced earnings per share by $0.10.  Net income for the comparable period of 2008 was $5.2 million, or $0.23 per share.  For the six months ended June 30, 2009, Callon reported net income of $1.5 million, or $0.07 per share. This compares with net income of $12.8 million, or $0.58 per share during the same period of 2008.  All per share amounts are on a diluted basis.

Second Quarter and Six Months 2009 Operating Results.  Operating results for the three months ended June 30, 2009 include oil and gas sales of $25.0 million from average production of 33.1 million cubic feet of natural gas equivalent per day (MMcfe/d) which exceeded the high-end of the company’s published guidance range of 28.0 to 30.0 MMcfe/d.  This corresponds to sales of $48.0 million from average production of 37.2 MMcfe/d during the comparable 2008 period. The average price received, after the impact of hedging, per thousand cubic feet of natural gas (Mcf) for the quarter ended June 30, 2009 decreased to $4.22, compared to $11.67 for the quarter ended June 30, 2008. The average price received, after the impact of hedging, per barrel of oil (Bbl) in the second quarter of 2009 decreased to $72.22, compared to $99.99 during the second quarter of 2008. Oil and gas sales for the first six months of 2009 totaled $49.8 million from average production of 33.3 MMcfe/d.  This corresponds to sales of $93.0 million from average production of 39.6 MMcfe/d during the same period in 2008.  The average price, after the impact of hedging, received per Mcf in the six-month period of 2009 decreased to $5.18, compared to $10.46 during the first six months of 2008, while the average price received, after the impact of hedging, per Bbl in the first half of 2009 decreased to $66.39, compared to $93.27 during the same period in 2008.

Second Quarter and Six Months 2009 Discretionary Cash Flow. Discretionary cash flow for the three-month period ended June 30, 2009 totaled $11.4 million compared to $30.2 million during the comparable prior year period.  As defined by U.S. generally accepted accounting principles (GAAP), net cash flow used in operating activities totaled $0.2 million during the quarter ended June 30, 2009 and net cash flow provided by operating activities totaled $28.8 million during the quarter ended June 30, 2008. Discretionary cash flow for the first six months of 2009 totaled $25.6 million compared to $59.3 million during the same period in 2008.  Net cash flow provided by operating activities, as defined by GAAP, totaled $2.1 million and $63.9 million during the six-month periods ended June 30, 2009 and 2008, respectively. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

Reconciliation of Non-GAAP Financial Measure:	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2009	2008	2009	2008
Discretionary cash flow	$11,384	$30,245	$25,614	$59,288
Net working capital changes and other changes	(11,577)	(1,467)	(23,561)	4,621
Net cash flow (used in) provided by operating activities	$(193)	$$28,778	$2,053	$63,909

Production and Price Information:	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Production:
Oil (MBbls)	263	286	526	575
Gas (MMcf)	1,433	1,668	2,880	3,759
Gas equivalent (MMcfe)	3,010	3,382	6,036	7,211
Average daily (MMcfe)	33.1	37.2	33.3	39.6

Average prices:
Oil ($/Bbl) (a)	$72.22	$99.99	$66.39	$93.27
Gas ($/Mcf)	$4.22	$11.67	$5.18	$10.46
Gas equivalent ($/Mcfe)	$8.32	$14.20	$8.26	$12.90

Additional per Mcfe data:
Sales price	$8.32	$14.20	$8.26	$12.90
Lease operating expenses	1.55	1.44	1.44	$1.39
Operating margin	$6.77	$12.76	$6.82	$11.51

Depletion	$2.81	$4.50	$2.96	$4.19
General and administrative (net of management fees)	$1.79	$0.87	$1.19	$0.78

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$59.62	$123.98	$51.35	$110.94
Basis differentials and quality adjustments	(3.30)	(4.06)	(3.68)	(3.95)
Transportation	(1.36)	(1.34)	(1.35)	(1.30)
Hedging	17.26	(18.59)	20.07	(12.42)
Averaged realized oil price	$72.22	$99.99	$66.39	$93.27

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except share data)

	June 30,	December 31,
	2009	2008
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$735	$17,126
Accounts receivable	19,528	44,290
Fair market value of derivatives	7,064	21,780
Other current assets	1,971	1,103
Total current assets	29,298	84,299

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,587,007	1,581,698
Less accumulated depreciation, depletion and amortization	(1,473,139)	(1,455,275)
	113,868	126,423

Unevaluated properties excluded from amortization	26,147	32,829
Total oil and gas properties	140,015	159,252

Other property and equipment, net	2,392	2,536
Restricted investments	4,784	4,759
Investment in Medusa Spar LLC	11,926	12,577
Other assets, net	2,327	2,667
Total assets	$190,742	$266,090
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$11,379	$76,516
Asset retirement obligations	22,374	9,151
	33,753	85,667
Callon Entrada non-recourse credit facility	82,841	--
Total current liabilities	116,594	85,667

9.75% Senior Notes	195,729	194,420
Callon Entrada non-recourse credit facility	--	78,435
Senior secured credit facility	5,000	--
Total long-term debt	200,729	272,855

Asset retirement obligations	12,631	33,043
Callon Entrada non-recourse credit facility interest payable	--	2,719
Other long-term liabilities	1,503	1,610
Total liabilities	331,457	395,894

Stockholders' equity (deficit):
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	--	--
Common Stock, $.01 par value, 30,000,000 shares authorized; 21,676,067 and 21,621,142 shares outstanding at June 30, 2009 and December 31, 2008, respectively	217	216
Capital in excess of par value	230,150	227,803
Other comprehensive income (loss)	(581)	14,157
Retained (deficit) earnings	(370,501)	(371,980)
Total stockholders' equity (deficit)	(140,715)	(129,804)
Total liabilities and stockholders' equity (deficit)	$190,742	$266,090

Callon Petroleum Company
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating revenues:
Oil sales	$18,971	$28,554	$34,923	$53,650
Gas sales	6,054	19,475	14,917	39,339
Total operating revenues	25,025	48,029	49,840	92,989

Operating expenses:
Lease operating expenses	4,656	4,870	8,695	10,048
Depreciation, depletion and amortization	8,452	15,218	17,865	30,247
General and administrative	5,391	2,943	7,210	5,595
Accretion expense	795	952	1,833	1,984
Total operating expenses	19,294	23,983	35,603	47,874

Income from operations	5,731	24,046	14,237	45,115

Other (income) expenses:
Interest expense	4,854	4,434	9,636	14,374
Callon Entrada non-recourse credit facility interest expense	1,935	321	3,491	321
Other (income) expense	61	(379)	(34)	(851)
Loss on early extinguishment of debt	--	11,871	--	11,871
Total other (income) expenses	6,850	16,247	13,093	25,715

Income (loss) before income taxes	(1,119)	7,799	1,144	19,400
Income tax expense	24	2,730	--	6,812

Income (loss) before equity in earnings of Medusa Spar LLC	(1,143)	5,069	1,144	12,588
Equity in earnings of Medusa Spar LLC	218	84	335	197

Net income (loss) available to common shares	$(925)	$5,153	$1,479	$12,785

Net income (loss) per common share:
Basic	$(0.04)	$0.25	$0.07	$0.61
Diluted	$(0.04)	$0.23	$0.07	$0.58

Shares used in computing net income per common share:
Basic	21,645	20,966	21,626	20,919
Diluted	21,645	22,074	21,626	21,859

Callon Petroleum Company
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2009	2008
Cash flows from operating activities:
Net income	$1,479	$12,785
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	18,285	30,615
Accretion expense	1,833	1,984
Amortization of deferred financing costs	1,481	1,580
Callon Entrada non-recourse credit facility non-cash interest expense	1,687	--
Non-cash loss on early extinguishment of debt	--	5,598
Equity in earnings of Medusa Spar LLC	(335)	(197)
Deferred income tax expense	--	6,812
Non-cash charge related to compensation plans	1,184	1,546
Excess tax benefits from share-based payment arrangements	--	(1,435)
Changes in current assets and liabilities:
Accounts receivable	6,441	(2,470)
Other current assets	(868)	3,226
Current liabilities	(28,993)	3,482
Change in gas balancing receivable	155	732
Change in gas balancing payable	(123)	359
Change in other long-term liabilities	16	(6)
Change in other assets, net	(189)	(702)
Cash provided by operating activities	2,053	63,909

Cash flows from investing activities:
Capital expenditures	(24,430)	(78,441)
Proceeds from sale of mineral interests	--	167,493
Distribution from Medusa Spar LLC	986	108
Cash (used in) provided by investing activities	(23,444)	89,160

Cash flows from financing activities:
Proceeds from senior secured credit facility	9,337	51,435
Payments on senior secured credit facility	(4,337)	(216,000)
Equity issued related to employee stock plans	--	(1,133)
Excess tax benefits from share-based payment arrangements	--	1,435
Cash provided by (used in) financing activities	5,000	(164,263)

Net decrease in cash and cash equivalents	(16,391)	(11,194)
Cash and cash equivalents:
Balance, beginning of period	17,126	53,250
Balance, end of period	$735	$42,056

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in the Gulf Coast region. The majority of Callon’s properties and operations are concentrated in the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the left side of the homepage.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.